UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 16, 2009


                            BLACKROCK RESOURCES INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-153354                 98-0460379
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)

                            SUITE 500, 6100 NEIL ROAD
                                 RENO, NV 89511
                    (Address of principal executive offices)

                             Telephone: 702-560-8551
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A LETTER AGREEMENT.

On July 24, 2009, Blackrock Resources Inc. entered into a letter agreement with Global Minerals Ltd., a British Columbia company, to enter into a joint venture to develop and exploit Global Minerals' Front Range gold mining project located in the Gold Hill Mining District, Boulder County, Colorado. Under the terms of the agreement, Blackrock was to pay $100,000 to Global Minerals upon signing of a formal joint venture agreement on or before September 15, 2009, and contribute all of the capital to explore, develop, and exploit the Front Range mining projects located in Gold Hill, Boulder County, Colorado (the "Property").

The Company was unable to secure the necessary financing to close on the acquisition and was unable to obtain any long-term financing commitments to carry out the necessary work programs on the Property. As a result, the Company has received notice from Global Minerals Ltd. that the agreement is no longer in force, and that it will not extend any extension to the Company to arrange alternate financing.

The Company is continuing to pursue other opportunities to enhance shareholder value.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Blackrock Resources Inc.


Date: September 18, 2009                        /s/ Charles Irizarry
                                                -------------------------------
                                                President and Director


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